Exhibit No. 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16721) pertaining to the Respironics, Inc. Retirement Savings Plan of our report dated June 10, 2005, with respect to the financial statements and schedule of the Respironics, Inc. Retirement Savings Plan included in this Transition Report (Form 11-K) for the six-month period ended December 31, 2004.

/s/ Ernst & Young LLP

June 23, 2005
Pittsburgh, Pennsylvania